                                   EXHIBIT 11


                Computations of Earnings Per Share Information,

                   Primary and Fully Diluted - Net Earnings.





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

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                             PRIMARY - NET EARNINGS


                                                                                              Three Months Ended
                                                                                                 September 30
                                                                                             ---------------------
                                                                                               1995         1994
                                                                                             ---------------------

                                                                                             (in thousands, except
                                                                                               per share amounts)
Net earnings for computing earnings
per share - primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   480       $   235
                                                                                             =======       =======

Weighted average number of
common and common equivalent
shares outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,165         1,261
                                                                                             =======       =======

Net earnings per common and
common equivalent share-primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   .41       $   .19
                                                                                             =======       =======





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

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                          FULLY DILUTED - NET EARNINGS

                                                                                              Three Months Ended
                                                                                                 September 30
                                                                                             ---------------------
                                                                                               1995         1994
                                                                                             ---------------------

                                                                                             (in thousands, except
                                                                                               per share amounts)
Net earnings for computing
 earnings per share - primary . . . . . . . . . . . . . . . . . .                            $  480        $  235

Reduction of interest expense less applicable income
   taxes assuming conversion of 7% convertible
   subordinated debentures due 2011 . . . . . . . . . . . . . . .                               286             *
                                                                                             ------        ------

Net earnings for computing earnings
 per share-fully diluted  . . . . . . . . . . . . . . . . . . . .                            $  766        $  235
                                                                                             ======        ======

Weighted average number of common and common
   equivalent shares outstanding  . . . . . . . . . . . . . . . .                             1,165         1,261

Addition from assumed conversion as of the beginning
   of each period of the 7% convertible subordinated
   debentures outstanding at the end of each period . . . . . . .                               889             *
                                                                                             ------        ------

Weighted average number of common and common
   equivalent shares outstanding on a fully diluted
   basis  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             2,054         1,261
                                                                                             ======        ======

Net earnings per common and
 common equivalent share - fully diluted  . . . . . . . . . . . .                            $  .37        $  .19
                                                                                             ======        ======

*Assumed conversion is antidilutive, and accordingly, the debentures are excluded from the computation.





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